UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 8, 2013

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On March 8, 2013, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”), the Board appointed Michael F. Devine, III as a Class I member of the Board to fill the vacancy created as a result of the resignation of Howard D. Ross, effective immediately. The Board also appointed Mr. Devine to be a member, and to serve as chairperson, of the Audit Committee.

The Board determined that Mr. Devine qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq Rules”) and satisfies the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable Nasdaq Rules. The Board also determined that Mr. Devine is an “audit committee financial expert” as such term is defined by the rules and regulations of the SEC.

In connection with his appointment and in accordance with the Company’s Compensation Policy for Non-Employee Directors (described below), upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board, the Board authorized the issuance of shares of restricted stock to Mr. Devine with a value equal to $25,000 as an initial equity award. These shares will vest in full at the Company’s 2013 annual meeting of shareholders, subject to Mr. Devine’s continued service to the Company through the vesting date and his agreement to stand for election at the 2013 annual meeting of shareholders if nominated by the Nominating Committee. The initial equity award was made pursuant to an award agreement for restricted shares under the Five Below, Inc. Amended and Restated Equity Incentive Plan. A copy of the form of award agreement for restricted shares for directors is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The Board also confirmed that Mr. Devine shall participate from the beginning of the current fiscal year in the Company’s Compensation Policy for Non-Employee Directors which is included as Exhibit 10.2 to this Current Report on Form 8-K.

There is no arrangement or understanding between Mr. Devine and any other persons pursuant to which Mr. Devine was selected as a director. There are no transactions in which Mr. Devine has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Mr. Devine, age 54, is the retired Chief Financial Officer and Executive Vice President of Coach, Inc., a leading marketer of modern classic American accessories. Mr. Devine served as Chief Financial Officer since December 2001 and Executive Vice President and Chief Financial Officer since August 2007, both until his retirement in August 2011. Prior to joining Coach, Mr. Devine served from 2000 to 2001, as Senior Vice President and Chief Financial Officer of Mothers Work, Inc., the world’s largest designer, manufacturer and retailer of maternity apparel. Mr. Devine serves as a director and member of the audit committees of publicly traded Deckers Outdoor Corporation and Express, Inc. Mr. Devine previously served as a director and member of the audit committee of publicly traded Nutrisystem, Inc.

The public announcement regarding the appointment of Mr. Devine was made by means of a press release on March 11, 2013, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Resignation of Director

On March 7, 2013, Howard D. Ross tendered his resignation as a member of the Board and the Audit Committee, and it was accepted by the Board on March 8, 2013. The resignation was not a result of any disagreement with the Company.

Amendment of Compensation Policy for Non-Employee Directors

On March 8, 2013, upon the recommendation of the Compensation Committee, the Board approved the Five Below, Inc. Compensation Policy for Non-Employee Directors (the “Compensation Policy”), effective February 3, 2013.

A copy of the Compensation Policy is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Award Agreement for Restricted Shares (Directors)

10.2	Five Below, Inc. Compensation Policy for Non-Employee Directors

99.1	Press Release dated March 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Award Agreement for Restricted Shares (Directors)

10.2	Five Below, Inc. Compensation Policy for Non-Employee Directors

99.1	Press Release dated March 11, 2013